UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 27, 2010 (September 23, 2010)

TRIMERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23155	56-1808663
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway, 2nd Floor

Durham, NC 27713

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(919) 806-4682

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 23, 2010, Trimeris, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) amending the previously existing Development and License Agreement (the “Development Agreement”) between the Company and F. Hoffmann La-Roche Ltd. (“Roche”). Under the Development Agreement, the Company and Roche had agreed that certain expenses related to the selling and marketing of their commercial product FUZEON® that were incurred by Roche in 2004 would be subject to re-payment by the Company, assuming certain terms and conditions were met. Pursuant to the Letter Agreement, the Company will no longer be obligated to pay these deferred marketing expenses to Roche.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On September 23, 2010, the Company and Roche entered into a settlement agreement with Novartis Vaccines and Diagnostics, Inc. (“Novartis”) resolving the litigation over FUZEON currently pending in the U.S. District Court for the Eastern District of North Carolina (the “Settlement Agreement”). Under the terms of the Settlement Agreement, the Roche and Company collaboration will continue to sell FUZEON under a license to Novartis’ U.S. patent No. 7,285,271 B1. In exchange for the grant of this license, Roche and the Company have agreed to pay royalties to Novartis on net sales of FUZEON of one and one-half percent (1.5%) on sales occurring in the U.S. and Canada in a calendar year, and one percent (1%) on sales outside of the U.S. and Canada in a calendar year. The royalty rate increases to three percent (3%) in the U.S. and Canada and one and one-half percent (1.5%) in the rest of the world on any portion of FUZEON sales in excess of $50,000,000 in the relevant region in a calendar year. Roche and the Company will share responsibility for payment of these royalties equally.

In addition, pursuant to the terms of the settlement, the Company will make an immediate payment to Novartis in the amount of approximately $2.446 million representing the Company’s 50% share of back royalties on sales of FUZEON through March 31, 2010. The Company will pay an additional $133,000 to Novartis no later than October 31, 2010 representing the Company’s 50% share of royalties on sale of FUZEON for the second quarter of 2010.

Item 8.01. Other Events.

The Company issued a press release dated September 27, 2010, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the entry into the Letter Agreement and the Settlement Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter Agreement between Trimeris, Inc. and F. Hoffmann La-Roche Ltd., dated September 23, 2010.
99.1	Press Release issued by Trimeris, Inc., dated September 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 27, 2010	TRIMERIS, INC.

	By:	/s/ Michael A. Alrutz
Michael A. Alrutz
General Counsel